EARNINGS RELEASE

By:	Expeditors International of Washington, Inc. 1015 Third Avenue, Suite 1200 Seattle, Washington 98104

	CONTACT:	R. Jordan Gates Chief Financial Officer (206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES $.50 PER SHARE THIRD QUARTER NET EARNINGS

SEATTLE, WASHINGTON — November 1, 2005, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced record quarterly net earnings of $55,769,000 for the third quarter of 2005, compared with $43,107,000 for the same quarter of 2004, an increase of 29%.  Net revenues for the third quarter of 2005 increased 17% to $281,925,000 as compared with $240,358,000 reported for the third quarter of 2004.  Total revenues and operating income were $1,046,442,000 and $85,800,000 in 2005 compared with $897,188,000 and $67,420,000 for the same quarter of 2004, an increase of 17% and 27%, respectively.  Diluted net earnings per share for the third quarter were $.50 as compared with $.39 for the same quarter in 2004, an increase of 28%.  The company also reported that same store net revenues and operating income increased 17% and 27%, respectively for the third quarter of 2005 when compared with 2004.

For the nine months ended September 30, 2005, net earnings rose to $138,157,000 from $112,563,000 in 2004, an increase of 23%.  Net revenues for the nine months increased to $763,268,000 from $665,077,000 for 2004, up 15%.  Total revenues and operating income for the nine months were $2,799,605,000 and $211,662,000 in 2005 compared with $2,382,704,000 and $174,474,000 for the same period in 2004, increases of 17% and 21%, respectively.  Diluted net earnings per share for the first three quarters of 2005 were $1.24 as compared with $1.02 for the same period of 2004, an increase of 22%. Same store net revenues and operating income increased 14% and 21%, respectively, for the nine months ended September 30, 2005, when compared with the same period of 2004.

“Execution and efficiency were the tale of this record quarter,” said Peter J. Rose, Chairman and Chief Executive Officer. “While we continued to experience significant volume increases in air and ocean freight during the third quarter of 2005, our real profitability increases came from our ongoing efforts to increase productivity in the delivery of our services,” Rose continued.

“This has not been a one year story.  If you go back to the third quarter of 2001, you would see that Expeditors has basically doubled in size in the last four years.  That is a real accomplishment, particularly when you look at the magnitude of the numbers.  And, we didn’t really purchase this growth—we did it ourselves, organically.  A stable environment fosters consistent, reliable and focused customer service by eliminating the distractions that employees in merged companies feel.  As always, we’d like to formally acknowledge the contribution of each employee to these third quarter results.  Once again, you really made it happen,” Rose concluded.

Expeditors is a global logistics company headquartered in Seattle, Washington.  The company employs trained professionals in 164 full-service offices, 54 satellite locations and 7 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

Expeditors International of Washington, Inc.
Financial Highlights
Three months and Nine months ended
September 30, 2005 and 2004
Unaudited
(in 000’s of US dollars except share data)

	Three months ended September 30,			Nine months ended September 30,
	2005	2004	% Inc.	2005	2004	% Inc.
Revenues	$1,046,422	$897,188	17%	$2,799,605	$2,382,704	17%
Net revenues	$281,925	$240,358	17%	$763,268	$665,077	15%
Operating income	$85,800	$67,420	27%	$211,662	$174,474	21%
Net earnings	$55,769	$43,107	29%	$138,157	$112,563	23%
Diluted earnings per share	$.50	$.39	28%	$1.24	$1.02	22%
Basic earnings per share	$.52	$.41	27%	$1.29	$1.07	21%
Diluted weighted average shares outstanding	111,390,617	111,206,168		111,595,346	110,480,254
Basic weighted average shares outstanding	106,868,687	106,255,293		106,791,564	105,663,441

Offices Opened during the 3rd Quarter of 2005

FAR EAST	EUROPE

Laem Chabang, Thailand+	Aberdeen, Scotland*
Ningbo, China*
Surabaya, Indonesia*
Johor Bahru, Malaysia*
Da Nang, Vietnam+

                *Full-service offices.  Surabaya and Johor Bahru went from being satellites to full-service offices.

                +Satellite offices.

Investors may submit written questions via e-mail to:  investor@expeditors.com

Or by fax to:  (206) 674-3459

Questions received by the end of business on November 2, 2005 will be considered in management’s 8-K “Responses to Selected Questions” expected to be filed on our about November 14, 2005.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$461,443	$408,983
Short-term investments	96	109
Accounts receivable, net	714,112	614,044
Other current assets	15,440	22,724
Total current assets	1,191,091	1,045,860

Property and equipment, net	319,362	287,379
Goodwill, net	7,774	7,774
Other intangibles, net	9,433	10,839
Other assets	14,213	12,201

	$1,541,873	$1,364,053
Liabilities and Shareholders’ Equity

Current liabilities:
Short-term debt	—	2,250
Accounts payable	479,298	410,251
Accrued expenses, primarily salaries and related costs	106,197	84,778
Deferred Federal and state income taxes	3,889	6,369
Federal, state and foreign income taxes	25,868	20,668
Total current liabilities	$615,252	$524,316

Deferred Federal and state income taxes	$33,311	$24,861

Minority interest	$11,570	$7,472

Shareholders’ equity:
Preferred stock, par value $.01 per share.
Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share.
Authorized 320,000,000 shares; issued and outstanding 106,704,124 shares at September 30, 2005 and 106,643,953 shares at December 31, 2004	1,067	1,066
Additional paid-in capital	12,121	44,678
Retained earnings	868,502	749,974
Accumulated other comprehensive income	50	11,686
Total shareholders’ equity	881,740	807,404

	$1,541,873	$1,364,053

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(In thousands, except share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Revenues:
Airfreight	$478,294	$406,754	$1,272,392	$1,100,231
Ocean freight and ocean services	383,975	335,908	1,018,053	859,063
Customs brokerage and other services	184,173	154,526	509,160	423,410

Total revenues	1,046,442	897,188	2,799,605	2,382,704

Operating expenses:
Airfreight consolidation	377,758	315,694	992,465	844,075
Ocean freight consolidation	308,385	276,886	829,614	703,018
Customs brokerage and other services	78,374	64,250	214,258	170,534
Salaries and related costs	145,629	124,744	405,024	353,716
Rent and occupancy costs	13,993	12,711	41,198	38,077
Depreciation and amortization	7,840	6,806	22,782	19,558
Selling and promotion	7,059	6,769	21,725	20,388
Other	21,604	21,908	60,877	58,864
Total operating expenses	960,642	829,768	2,587,943	2,208,230

Operating income	85,800	67,420	211,662	174,474

Interest expense	(14)	(6)	(262)	(34)
Interest income	3,031	1,436	7,903	3,700
Other, net	1,355	524	3,425	2,325

Other income, net	4,372	1,954	11,066	5,991

Earnings before income taxes and minority interest	90,172	69,374	222,728	180,465

Income tax expense	32,343	24,688	80,129	64,220

Net earnings before minority interest	57,829	44,686	142,599	116,245

Minority interest	(2,060)	(1,579)	(4,442)	(3,682)

Net earnings	$55,769	$43,107	$138,157	$112,563

Diluted earnings per share	$0.50	$0.39	$1.24	$1.02

Basic earnings per share	$0.52	$0.41	$1.29	$1.07

Weighted average diluted shares outstanding	111,390,617	111,206,168	111,595,346	110,480,254

Weighted average basic shares outstanding	106,868,687	106,255,293	106,791,564	105,663,441

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Operating Activities:
Net earnings	$55,769	$43,107	$138,157	$112,563
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	782	2,063	424	2,307
Deferred income tax expense	4,258	8,155	12,245	18,035
Tax benefits from employee stock plans	2,852	4,597	11,807	14,637
Depreciation and amortization	7,840	6,806	22,782	19,558
Gain on sale of property and equipment	(811)	(18)	(856)	(66)
Impairment write down of other assets	—	—	—	2,000
Other	775	860	1,068	2,408
Changes in operating assets and liabilities:
Increase in accounts receivable	(97,236)	(72,797)	(98,884)	(147,409)
Decrease (increase) in other current assets	9,015	(409)	7,269	(8,974)
Increase in minority interest	2,087	931	3,757	2,750
Increase in accounts payable and other current liabilities	67,580	40,041	97,805	124,690

Net cash provided by operating activities	52,911	33,336	195,574	142,499

Investing Activities:
Decrease in short-term investments	25	7	13	8
Purchase of property and equipment	(22,967)	(29,232)	(66,159)	(49,525)
Proceeds from sale of property and equipment	1,082	153	1,331	440
Other	77	(1)	(1,262)	227

Net cash used in investing activities	(21,783)	(29,073)	(66,077)	(48,850)

Financing Activities:
Borrowings (repayments) of short-term debt, net	37	3	(2,093)	(210)
Proceeds from issuance of common stock	21,153	14,949	32,228	26,440
Repurchases of common stock	(30,153)	(14,984)	(80,166)	(26,768)
Dividends Paid		—	(16,055)	(11,642)

Net cash used in financing activities	(8,963)	(32)	(66,086)	(12,180)

Effect of exchange rate changes on cash	405	931	(10,951)	320

Increase in cash and cash equivalents	22,570	5,162	52,460	81,789

Cash and cash equivalents at beginning of period	438,873	372,459	408,983	295,832

Cash and cash equivalents at end of period	461,443	377,621	461,443	377,621

Interest and taxes paid:
Interest	6	5	240	37
Income tax	10,297	7,459	38,857	34,206

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United	Other	Far		Australia/	Latin	Middle
	States	N. America	East	Europe	New Zealand	America	East	Eliminations	Consolidated
Three months ended September 30, 2005

Revenues from unaffiliated customers	$199,139	25,354	616,305	133,297	12,372	14,500	45,475		1,046,442
Transfers between geographic areas	$25,313	1,547	3,511	6,368	1,492	1,999	2,173	(42,403)	—
Total revenues	$224,452	26,901	619,816	139,665	13,864	16,499	47,648	(42,403)	1,046,442

Net revenues	$115,242	12,036	84,226	44,837	7,559	7,095	10,930		281,925
Operating income	$27,769	1,759	43,513	7,911	2,075	1,546	1,227		85,800
Identifiable assets at quarter end	$705,474	55,849	372,276	304,809	25,636	26,573	43,848	7,408	1,541,873
Capital expenditures	$20,333	204	767	913	135	330	285		22,967
Depreciation and amortization	$3,875	377	1,192	1,529	191	312	364		7,840
Equity	$947,826	21,590	279,783	90,077	16,783	9,798	20,635	(504,752)	881,740

Three months ended September 30, 2004

Revenues from unaffiliated customers	$166,438	19,836	522,274	123,740	11,503	15,086	38,311		897,188
Transfers between geographic areas	$19,254	1,267	3,000	4,778	1,366	1,569	1,753	(32,987)	—
Total revenues	$185,692	21,103	525,274	128,518	12,869	16,655	40,064	(32,987)	897,188

Net revenues	$96,495	11,215	68,925	41,288	6,636	5,673	10,126		240,358
Operating income	$20,892	1,953	32,324	6,969	1,804	1,165	2,313		67,420
Identifiable assets at quarter end	$660,037	43,787	251,407	265,921	21,517	19,004	35,973	9,716	1,307,362
Capital expenditures	$23,516	354	3,570	854	165	480	293		29,232
Depreciation and amortization	$3,383	307	1,084	1,290	173	195	374		6,806
Equity	$827,659	16,548	180,835	75,683	13,769	5,010	16,112	(373,946)	761,670

Nine months ended September 30, 2005

Revenues from unaffiliated customers	$549,915	68,968	1,578,092	394,040	35,857	43,165	129,568		2,799,605
Transfers between geographic areas	$60,939	3,894	9,359	17,366	4,139	5,437	5,956	(107,090)	—
Total revenues	$610,854	72,862	1,587,451	411,406	39,996	48,602	135,524	(107,090)	2,799,605

Net revenues	$311,261	36,231	211,777	131,731	21,328	19,638	31,302		763,268
Operating income	$68,805	7,050	101,341	20,689	5,365	3,987	4,425		211,662
Identifiable assets at quarter end	$705,474	55,849	372,276	304,809	25,636	26,573	43,848	7,408	1,541,873
Capital expenditures	$56,770	716	2,917	3,432	672	882	770		66,159
Depreciation and amortization	$11,097	1,106	3,578	4,541	517	859	1,084		22,782
Equity	$947,826	21,590	279,783	90,077	16,783	9,798	20,635	(504,752)	881,740

Nine months ended September 30, 2004

Revenues from unaffiliated customers	$455,227	55,923	1,343,241	354,655	31,992	39,025	102,641		2,382,704
Transfers between geographic areas	$50,536	3,014	8,187	13,098	3,799	4,668	4,595	(87,897)	—
Total revenues	$505,763	58,937	1,351,428	367,753	35,791	43,693	107,236	(87,897)	2,382,704

Net revenues	$266,206	31,180	188,474	118,332	18,275	15,569	27,041		665,077
Operating income	$49,001	6,256	87,341	19,567	4,428	2,433	5,448		174,474
Identifiable assets at quarter end	$660,037	43,787	251,407	265,921	21,517	19,004	35,973	9,716	1,307,362
Capital expenditures	$31,013	1,405	8,211	5,175	741	1,205	1,775		49,525
Depreciation and amortization	$10,054	876	2,877	3,737	474	530	1,010		19,558
Equity	$827,659	16,548	180,835	75,683	13,769	5,010	16,112	(373,946)	761,670